Contacts:
                                  PercuSurge:                Medtronic:
                                  Gary E. Mistlin            Rachael Scherer
                                  Chief Financial Officer    Investor Relations
                                  480/530-2325               763/514-4971

                                                             Chris Campbell-Loth
                                                             Public Relations
                                                             763/514-8547


               MEDTRONIC AND PERCUSURGE ANNOUNCE CONVERSION RATIO
                            FOR PROPOSED ACQUISITION

         MINNEAPOLIS, MN, and SUNNYVALE, CA December 19, 2000 - Medtronic, Inc. (NYSE: MDT), and PercuSurge, Inc., a privately held company, today announced that the conversion ratio to be used to determine the number of shares of Medtronic common stock to be issued for each outstanding share of PercuSurge common and preferred stock in the previously announced and proposed acquisition of PercuSurge is .0802847. The conversion ratio is based on the average closing sale price per share of Medtronic stock over a 15-trading-day period that ended on December 19, 2000 of $55.29.
         The proposed acquisition is subject to the approval of PercuSurge shareholders, who will vote on the acquisition at PercuSurge's special meeting of shareholders to be held December 21, 2000. If PercuSurge's shareholders approve the proposed acquisition at the special meeting, Medtronic and PercuSurge currently anticipate that the transaction will be completed shortly after the special meeting.
         PercuSurge is located in Sunnyvale, Calif. The company employs 110 people and has several products under development to treat complications arising from the release of embolic debris during interventional procedures.
         Medtronic, Inc., headquartered in Minneapolis, is the world's leading medical technology company, providing lifelong solutions for people with chronic disease. Its Internet address is www.medtronic.com.
Medtronic AVE, formerly Arterial Vascular Engineering, Inc., is headquartered in Santa Rosa, Calif.
         Medtronic has filed a Registration Statement with the U.S. Securities and Exchange Commission (the "SEC") that includes a Proxy Statement/Prospectus containing information regarding the proposed acquisition, and PercuSurge mailed the Proxy Statement/Prospectus to its stockholders. Investors and stockholders are urged to read the Registration Statement and Proxy Statement/Prospectus carefully because they contain important information about Medtronic and PercuSurge and the proposed acquisition. Investors and stockholders are able to obtain copies of these documents, along with other documents filed by Medtronic with the SEC, free of charge, through the web site maintained by the SEC at http://www.sec.gov. Investors and stockholder can also obtain, free of charge, copies of the Registration Statement and the Proxy Statement/Prospectus along with any documents Medtronic has filed with the SEC by contacting the Medtronic Investor Relations Department.

Any statements made about the company's anticipated financial results and regulatory approvals are forward-looking statements subject to risks and uncertainties such as those described in the company's Annual Report on Form 10-K for the year ended April 30, 2000. Actual results may differ materially from anticipated results. Medtronic undertakes no obligation to update any forward-looking statement, but investors are advised to consult any further disclosures by the company on this subject in its filings with the Securities and Exchange Commission, especially on Forms 10-K, 10-Q and 8-K (if any), in which the company discusses in more detail various important factors that could cause actual results to differ from expected or historic results. The company notes these factors as permitted by the Private Securities Litigation Reform Act of 1995. It is not possible to foresee or identify all such factors. As such, investors should not consider any list of such factors to be an exhaustive statement of all risks, uncertainties or potentially inaccurate assumptions.